UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2007

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1400, Denver, CO          80202
                         (Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry Into A Material Definitive Agreement.

On November 15, 2007, PetroHunter Energy Corporation (“PetroHunter”) entered into a Second Amendment to Acquisition and Consulting Agreement (“Second Amendment”) with MAB Resources LLC (“MAB”), which significantly reduced the $13.5 million note issued pursuant to the Acquisition and Consulting Agreement between the parties dated effective January 1, 2007 (the “Note”).  Marc A. Bruner, who had an approximate 43% beneficial ownership interest in PetroHunter as of September 30, 2007, is the controlling owner of MAB.

The Note has been reduced effective November 1, 2007, as follows:

(a)	By $8 million in consideration for the issuance of 16 million common shares of PetroHunter and two-year warrants to purchase 32 million shares at $0.50 per share;

(b)	By $500,000 in consideration of payment to be made by PetroHunter no later than December 1,2007; and

(c)
By $2,493,777 in consideration of PetroHunter applying MAB’s  obligation to pay PetroHunter that amount in MAB’s capacity as guarantor of Galaxy Energy Corporation’s (“Galaxy”) obligation to pay PetroHunter that amount under a separate promissory note.  Galaxy’s obligation arose when PetroHunter and Galaxy terminated their Purchase and Sale Agreement, dated December 29, 2006, related to Galaxy’s Powder River Basin properties, as previously announced.

Monthly payments under the revised promissory note commence February 1, 2008, and the revised note will be paid in full in two years.

This summary description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the document that is filed as an exhibit hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Also on November 15, 2007, Bruner Family Trust agreed to convert loans in the amount of $112,218 (including interest) and its $2,404,047 subscription in an earlier private placement that was never completed into a loan to PetroHunter on the same terms of the Credit and Security Agreements with Global Project Finance AG, a Swiss company.  Under those Agreements, interest accrues at 6.75% over the prime rate and is payable quarterly.  PetroHunter is to begin making principal payments on the loans to Global Project Finance and Bruner Family Trust beginning in the second half of 2008, with the maturity date of the loans being July 9, 2009.  The loan is secured by a first perfected security interest on PetroHunter’s Piceance II, Buckskin Mesa and Sugar Loaf projects in the Piceance Basin, Colorado.  One of whose trustees of Bruner Family Trust is Marc E. Bruner, the son of Marc A. Bruner,

Item 3.02	Unregistered Sales of Equity Securities

PetroHunter will issue 16,000,000 shares of its common stock to MAB and two-year warrants to purchase up to 32,000,000 shares at $0.50 per share in consideration for the reduction in MAB’s promissory note as described in Item 1.01 above.  PetroHunter relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as MAB is sophisticated with regard to an investment in PetroHunter’s securities.  A restrictive legend was placed on the certificate evidencing the shares and on the warrant certificate.  No underwriters were used.

Item 8.01	Other Events

Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

Item 9.01            Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Second Amendment to Acquisition and Consulting Agreement between MAB Resources LLC and PetroHunter Energy Corporation dated November 15, 2007

99.1	Press release dated November 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
November 16, 2007	By: /s/ David E. Brody David E. Brody Vice President and General Counsel

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Second Amendment to Acquisition and Consulting Agreement between MAB Resources LLC and PetroHunter Energy Corporation dated November 15, 2007

99.1	Press release dated November 16, 2007